UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6250 LBJ Freeway
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2006, the Board of Directors (the “Board”) of Tuesday Morning Corporation (the “Company”) approved the Amended and Restated By-laws of the Company (the “Amended and Restated By-laws”).  The Amended and Restated By-laws now provide the Board with more flexibility in establishing when the annual meeting of stockholders will be held.  Previously, the Company’s by-laws required that the annual meeting of stockholders be held within 150 days after the close of the immediately preceding fiscal year.  A new provision regarding how business can properly be brought before an annual meeting of the stockholders was added.  Previously, the Company’s by-laws allowed a special meeting to be held upon the written request of holders of shares entitled to cast not less than 25% of the votes at the meeting.  The Amended and Restated By-laws now only allow a special meeting of the stockholders to be called by the president and chief executive officer or the Chairman of the Board and then only as provided for in resolutions duly adopted by the board of directors or at the written request of a majority of the directors.  The Amended and Restated By-laws now provide how the special meeting of stockholders will be conducted, allow notice to stockholders of a meeting and notice to directors of a special board meeting to be given by electronic transmission and provide who can adjourn a meeting of stockholders and for what purposes.  The Amended and Restated By-laws also added provisions providing more detail regarding how meetings of the stockholders will be conducted, how directors will be nominated, giving the Board explicit authority to fix the compensation of directors and committee members and clarifying that the Board or the president may fill officer vacancies.  The Amended and Restated By-laws now provide that special meetings of the Board may be called by the president or any member of the Board.  Previously, a special meeting of the Board could only be called by the president.  The Amended and Restated By-laws now provide that the Board must authorize, either generally or specifically, loans and other indebtedness of the Company.  Previously, the Company’s by-laws provided that the Company, in certain circumstances, could lend money to, or guarantee obligations of, or otherwise assist officers or employees of the Company or its subsidiaries, including any officer or employee who is a director of the Company or its subsidiaries.  The foregoing summary of the Amended and Restated By-laws is qualified in its entirety by reference to the text of the Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
3.1	Amended and Restated By-laws dated December 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date:	December 20, 2006	By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Amended and Restated By-laws dated December 14, 2006